UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-KA
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): July 31, 2012

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 30, 2012, Lufkin Industries, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2012. That press release contained an error in the income tax line of the income statement for the six months ended June 30, 2012. This also caused an error in the reported net earnings and net earnings per share for that same period. All other periods reported in the income statement were correct. The incorrect net earnings and net earnings per share for the six months ended June 30, 2012, were also reported on the reconciliation of net income under U.S. GAAP to adjusted net earnings table. A copy of the corrected press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this report and Exhibit 99.1 attached hereto are being furnished, not filed, pursuant to General Instruction B.2 of Form 8-K. Accordingly, the information in this report and Exhibit 99.1 attached hereto will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 Corrected Press Release, dated July 30, 2012, issued by Lufkin Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:July 31, 2012

EXHIBIT INDEX

Exhibit No	Description

99.1	Corrected Press Release, dated July 30, 2012, issued by Lufkin Industries, Inc.